UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2020

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-1400

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GCP Applied Technologies Inc. (the “Company”) has appointed Simon M. Bates, age 54, as the Company’s President and Chief Executive Officer, effective October 1, 2020. Mr. Bates will also serve as the Company’s principal executive officer.

On September 11, 2020, in connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Bates (the “Employment Agreement”). Under the Employment Agreement, the Company will provide Mr. Bates with: (i) an initial annual base salary of $825,000, which is not subject to adjustment prior to calendar year 2022, (ii) an annual target bonus of up to 100% of his base salary, commencing in the calendar year 2021, (iii) a sign-on bonus of $800,000, which is subject to repayment in the event of a termination of Mr. Bates’ employment by the Company without “cause” or by Mr. Bates for “good reason” (each as defined in the Employment Agreement) on or before December 31, 2021, (iv) a payment of $10,000 per month for up to nine months following his start date for travel between Atlanta and Boston and other transition and relocation expenses, (v) annual equity awards for calendar year 2021 with a target value equal to $1,760,000, with 50% of such equity awards to be in the form of performance-based restricted stock units and 50% of such equity awards to be in the form of restricted stock units subject to time-based vesting in equal annual installments over three years from the date of grant, (vi) a sign-on restricted stock award with a grant date fair value of $3,000,000, vesting 50% on May 15, 2021 and 50% on May 15, 2022, subject to continued employment through the applicable vesting date and subject to forfeiture under the terms set forth in the Employment Agreement, and (vii) a performance-based stock option award with a grant date value of $2,000,000, which is subject to the vesting and other terms set forth in the Employment Agreement. The restricted stock award and the performance-based stock option will be granted pursuant to the inducement grant exception set forth in §303A.08 of the New York Stock Exchange Listing Company Manual.

The Employment Agreement provides that if Mr. Bates’ employment is terminated by the Company without cause, subject to the execution of a separation agreement, including a release of claims, Mr. Bates will receive (i) a severance payment equal to two times his base salary, (ii) the annual incentive compensation he would otherwise be entitled to receive based on Company and individual performance for the calendar year of termination, paid at the time when bonuses are otherwise paid, and (iii) a pro-rata portion of the annual incentive compensation he would otherwise be entitled to receive based on Company and individual performance for the calendar year of termination, paid at the time when bonuses are otherwise paid.

In lieu of the payments and benefits described in the preceding paragraph, in the event of the involuntary termination of Mr. Bates’ employment by the Company without cause or by Mr. Bates for good reason, in each case within 12 months following a “change in control” (as defined in the Employment Agreement), subject to the execution of a separation agreement, including a release of claims, Mr. Bates will receive (i) a severance payment equal to two times the sum of his annual base salary and his target annual incentive compensation, (ii) a pro-rated portion of his target annual incentive compensation for the year of termination, (iii) the same or substantially similar outplacement services as those generally offered to the Company’s executive officers, and (iv) medical, dental and vision benefits substantially similar to those he received prior to termination for 18 months following termination.

Other than as described above, cash severance payments under the Employment Agreement will generally be paid in a single lump-sum after termination of employment.

In addition, Mr. Bates entered into a restrictive covenants agreement that restricts him from competing with or soliciting employees or customers of the Company for one year following his termination of employment, as well as a confidentiality covenant of perpetual duration.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Bates and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Bates and any other person pursuant to which Mr. Bates was appointed as Chief Executive Officer of the Company or (iii) transactions in which Mr. Bates has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Departure of Chief Executive Officer and Appointment of Interim Chief Executive Officer

The Company also announced that, effective as of September 11, 2020, Randall Dearth had stepped down as President and Chief Executive Officer and as principal executive officer. In connection with the termination of his employment, Mr. Dearth also resigned from the Board of Directors of the Company (the “Board”), effective as of September 11, 2020. Mr. Dearth’s decision to resign from the Board was not due to any disagreement with the Company’s operations, policies or practices. In connection with the termination of his employment, pursuant to the Change in Control Severance Agreement entered into between the Company and Mr. Dearth in substantially the form filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2016, Mr. Dearth is entitled to receive (i) accelerated vesting of options to purchase 45,183 shares of common stock and accelerated vesting of 77,914 unvested restricted stock units, (ii) a lump sum severance payment in an amount equal to three times the sum of his base salary and target annual incentive compensation, (iii) a pro-rated portion of his target annual incentive compensation for the year of termination, (iv) same or substantially similar outplacement services as those generally offered to the Company’s executive officers and (v) taxable medical, dental and vision benefits substantially similar to those he received prior to termination for 24 months following termination. In addition, Mr. Dearth holds 48,517 unvested performance based awards that remain subject to the original performance criteria and remain eligible to be earned based upon achievement of the performance criteria after ordinary performance certification timing.

Craig A. Merrill, age 55, the Company’s current Chief Financial Officer has been appointed to serve as Interim Chief Executive Officer effective as of September 12, 2020 and will serve as Interim Chief Executive Officer through September 30, 2020.

Item 7.01	Regulation FD Disclosure.

On September 14, 2020, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto, announcing the appointment of Simon Bates as Chief Executive Officer of the Company.

The information in Item 7.01 of this current report including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Employment Agreement between GCP Applied Technologies Inc. and Simon Bates, dated as of September 11, 2020

99.1	Press release dated September 14, 2020

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

By:	/s/ James E. Thompson
James E. Thompson
Vice President, General Counsel and Secretary

Date: September 14, 2020